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                                                                    EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF ARCADIA RESOURCES, INC.

Classic Healthcare Solutions, Inc., a New York corporation

RKDA, Inc., a Michigan corporation

SSAC, LLC, a Florida limited liability company
         d/b/a ArcadiaRX
             Arcadia Home Oxygen & Medical Equipment
             Arcadia H.O.M.E.

Arcadia Services, Inc., a Michigan corporation
    d/b/a  Arcadia Technical Services
           Careways, Inc.
           Medco, Inc.
           American Medequip
               Temporary Health Care
               Arcadia Services
               Arcadia Health Care
               Bestaff

Arcadia Health Services, Inc., a Michigan corporation

Arcadia Home Health Care Services, Inc. f/k/a Arcadia Staff Resources, Inc., a Michigan corporation

Grayrose, Inc., a Michigan corporation
    d/b/a  Contract Temporary Services
           Somebody Sometime Temporary Services
           BK Tool, Inc.
           Somebody Sometime Contract Services
           Somebody Sometime Temporary Help
           Contract Staffing Services
           Community Health Care Services

ASR Staffing, Inc., a Michigan corporation

Arcadia Health Services of Michigan, Inc., a Michigan corporation
    d/b/a  Arcadia Health Care
           Metrostaff Health Care Services
           Metrostaff Staffing Services
           Metrostaff HHP Staffing

Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan Corporation d/b/a Arcadia H.O.M.E.

Arcadia Employee Services, Inc., a Michigan corporation

Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation d/b/a Homelife Medical

Beacon Respiratory Services, Inc., a Delaware corporation
    d/b/a  Arcadia H.O.M.E.
           Encore Respiratory
           United Healthcare

Beacon Respiratory Services of Georgia, Inc. a Delaware corporation d/b/a Medical Equipment Company

Beacon Respiratory Services of Alabama, Inc. a Delaware corporation d/b/a Arcadia H.O.M.E.

Beacon Respiratory Services of Colorado, Inc., a Delaware corporation

Critical Home Care, Inc., a Delaware corporation

American Oxygen and Medical Equipment, Inc., an Illinois corporation
    d/b/a  Arcadia H.O.M.E.
           Madrid Medical
           Remedy Therapeutics

Home Health Professionals, Inc., a Delaware corporation

Arcadia Healthcare Solutions, inc., a Delaware corporation d/b/a Sears Home Healthcare

Rite At Home Health Care Products, L.L.C., an Illinois limited liability company d/b/a Rite at Home

Arcadia Products, Inc., A Delaware corporation

O2 Plus, Inc. a California corporation

PharmaMed, Inc., a California corporation

Arcadia Home Health Products, Inc., a Delaware corporation